Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223859 on Form S-3ASR
and in Registration Statement Nos. 333-136090 and 333-228435 on Forms S-8 of our report dated
February 26, 2019, relating to the consolidated financial statements of Wyndham Destinations, Inc.
(formerly Wyndham Worldwide Corporation) and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraphs regarding the retrospective adjustment for a change in the Company's method of accounting for revenue from contracts with customers under Financial Accounting Standards Board Accounting Standards Codification 606, Revenues
from Contracts with Customers), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Wyndham Destinations, Inc. for
the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
Tampa, Florida
February 26, 2019